Exhibit 10.9.1
FIRST AMENDMENT TO
HUBBELL INCORPORATED GRANTOR TRUST FOR
SENIOR MANAGEMENT PLANS
     WHEREAS, Hubbell Incorporated (the “Company”) and The Bank of New York (the “Trustee”) have entered into a trust agreement dated the 14th day of March, 2005 (the “Trust Agreement”) to establish the Hubbell Incorporated Grantor Trust for Senior Management Plans (the “Trust”);
     WHEREAS, the pursuant to Section 7.1 of the Trust Agreement, the Trust may be amended prior to a Change of Control by the Company with the written consent of the Trustee;
     WHEREAS, the Company desires to amend the Trust Agreement to reflect certain amendments to the plans covered by the Trust as necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended;
     WHEREAS, the Trustee hereby agrees to such amendment;
     NOW, THEREFORE, the Trust Agreement is hereby amended effective as of January 1, 2005 as follows:
     1. By substituting the following for the definition of “Change of Control” contained in Section 6.2 of the Trust Agreement through numbered paragraph (4), with the remainder of Section 6.2 remaining unchanged:
     For purposes of this Section “Change of Control” means the first to occur of any one of the following:
(1) Continuing Directors during any 12 month period no longer constitute a majority of the Directors;
(2) Any person or persons acting as a group (within the meaning of Treas. Reg. §1.409A-3(i)(5)(vi)(D)), acquires (or has acquired within the 12 month period ending on the date of the last acquisition by such person or persons) directly or indirectly, thirty percent (30%) or more of the voting power of the then outstanding securities of the Company entitled to vote for the election of the Company’s directors; provided that this Section 6.2(2) shall not apply with respect to any acquisition of securities by (i) the trust under a Trust Indenture dated September 2, 1957 made by Louie E. Roche, (ii) the trust under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell, and (iii) any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by an Employer or any affiliate of the Company;
(3) Any person or persons acting as a group (within the meaning of Treas. Reg. §1.409A-3(i)(5)(v)(B)), acquires ownership (including any previously owned securities) of more than fifty percent (50%) of either (i) the voting power value of the then outstanding securities of the Company entitled to vote for the election of the Company’s directors or (ii) the fair market value of the Company; provided that this Section 6.2(3) shall not apply with respect to any acquisition of securities by (i) the trust under a Trust Indenture dated September 2, 1957 made by Louie E. Roche, (ii) the trust under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell, and (iii) any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by an Employer or any affiliate of the Company; or

(4) A sale of substantially all of the Company’s assets.
Provided, that the transaction or event described in subsections (1), (2), (3) or (4) constitutes a “change in control event,” as defined in Treas. Reg. §1.409A-3(i)(5).
2. By adding the following Section 4.10 to the Trust Agreement.
“4.10. Compliance with Section 409A.
     (a) In no event shall the Trustee have any duty or responsibility in respect of compliance with Section 409A of the Code, either in respect of the Plan, the Trust, or in any other respect. Without limiting the generality of the foregoing, the Trustee may conclusively presume that each instruction or direction it receives from the Company, the Administrator, or the Recordkeeper is in compliance with Section 409A of the Code, and that each Payment Schedule and Termination Affidavit is in compliance with Section 409A of the Code.
     (b) Without limiting the generality of Section 4.10(a), the Company represents and warrants that no contribution shall be made to the Trust, and no direction shall be given to the Trustee to set aside or reserve assets in the Trust Fund, during any “restricted period” of a single-employer defined benefit plan for purposes of paying deferred compensation of any “applicable covered employee” under any “nonqualified deferred compensation plan” as such terms are defined in Section 409A of the Code. In addition, the Company represents and warrants that the assets held in the Trust shall not be utilized for the provision of benefits under any “nonqualified deferred compensation plan” in connection with any “restricted period” of a single-employer defined benefit plan as such terms are defined in Section 409A of the Code.”
     3. By deleting Section 6.3(c) from the Trust Agreement.
     IN WITNESS WHEREOF, Hubbell Incorporated has caused this Amendment to be executed by its Secretary this 3rd day of December, 2007.

HUBBELL INCORPORATED

By:	/s/Richard W. Davies V.P., General Counsel & Secretary
AGREED and ACCEPTED, the Bank of New York, as Trustee of the Trust, hereby agrees and accepts the foregoing amendment to the Trust Agreement.

By:	/s/Elizabeth Baulch

Name:	Elizabeth Baulch

Title:	Vice President

Date:	February 1, 2008

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